Exhibit 99.1

Nexity Financial Announces 48.9% Growth in Net Income and Outstanding
Third Quarter Performance; Assets Grow to $853.2 Million and
Diluted Net Income Per Share is $0.18

Birmingham, AL, October 30, 2006 (Business Wire) - Nexity Financial Corporation (NASDAQ: NXTY)

Third Quarter 2006 Highlights:

■	Record net income of $1.61 million, up 48.9% from last year
■	Diluted net income per share of $0.18, up 27.7% from last year
■	Total assets of $853.2 million, up 16.1% from last year’s $734.7 million
■	Total loans of $557.7 million, up 16.6% from last year’s $478.2 million
■	Total deposits of $635.2 million, up 15.9% from last year’s $547.9 million
■	Strong credit quality with QTD annualized net charge-offs of 0.06% and nonperforming loans of 0.00% of total loans

Nexity Financial Corporation (NASDAQ: NXTY) today reported third quarter net income of $1.61 million, or $0.18 per diluted share. Net income was up 48.9% from the same period in 2005. The improved earnings were primarily related to rapid growth in net interest income, improved noninterest income, and a lower provision for loan losses. Net interest income was up 23.2% from the same period in 2005 due to a 16.4% increase in average interest-earning assets and strong improvement in the net interest margin from 3.15% in 2005 to 3.32% in 2006.

“I am very pleased with our third quarter financial performance as earnings continue to grow at an outstanding pace. Loan growth picked up during the period and credit quality continues to be very sound,” said Greg Lee, Chairman and CEO of Nexity Financial Corporation. “We are seeing some solid growth in Texas and North Carolina which are newer markets for us. We will continue to develop our lending, marketing, and investment sales personnel to increase production and provide superior correspondent banking services to community banks.”

Return on average assets and return on average equity were 0.79% and 10.50%, respectively, for the third quarter of 2006 compared with 0.78% and 10.26% during the second quarter in 2006 and 0.61% and 10.70% for the third quarter of 2005.

For the nine months ended September 30, 2006, operating income was $4.32 million or $0.48 per diluted share compared to $3.07 million or $0.40 per diluted share during the same period in 2005. For the nine months ended September 30, 2006, Nexity’s net income was $4.48 million or $0.49 per diluted share compared with $3.37 million, or $0.44 per diluted share for the same period in 2005. Operating income is net income less after tax non-recurring items and is more indicative of financial performance because it focuses on core earnings. The non-recurring items in each period presented are net gains realized on the sale of investment securities.

Return on average assets and return on average equity were 0.75% and 9.66%, respectively, for the nine months ended September 30, 2006 compared with 0.68% and 12.16% for the same period in 2005. Return on equity is lower than the same period last year primarily due to the additional equity raised at the end of the third quarter of 2005.

Total assets grew to $853.2 million at September 30, 2006, up $118.4 million or 16.1% from the $734.7 million reported at September 30, 2005. Total loans were $557.7 million at September 30, 2006, up $79.5 million or 16.6% from the $478.2 million reported at September 30, 2005. Total deposits were $635.2 million at September 30, 2006, up $87.4 million or 15.9% from the $547.9 million reported at September 30, 2005.

Net interest income, the major component of Nexity’s income statement was $6.7 million for the third quarter of 2006 versus $5.5 million for the same period in 2005, an increase of 23.2%. This increase was due to strong balance sheet growth and an improved net interest margin. Average interest-earning assets were up 16.4% and the net interest margin improved from 3.15% in 2005 to 3.32% in 2006. Our target level for the net interest margin is 3.00% and we anticipate that it will approach this level over the next 3 to 6 months primarily due to the rising cost of interest bearing liabilities.

Average earning assets were higher because of strong growth in loans and deposits. Average loans were up $74.8 million or 15.9%. The net interest margin benefited from the increasing interest rate environment, a high level of loan fees from improved loan production, and an increase in noninterest bearing funds related to the increase in stockholders’ equity. Average loans as a percentage of average earning assets was 68.0% during the third quarter of 2006 versus 68.2% for the same period in 2005.

The provision for loan losses during the third quarter of 2006 was down $125,000 or 22.9% versus the same period in 2005. The provision for loan losses was lower primarily because of slower loan growth in 2006. Net charge-offs for the third quarter of 2006 were $86,496 or 0.06% of average loans for the third quarter of 2006 on an annualized basis versus $128,644 or 0.11% for the same period in 2005.

Noninterest income for the third quarter of 2006 was $377,931 which was down $80,067 or 17.5% from the $457,998 reported for the second quarter of 2006 and up $18,375 or 5.1% from the $359,556 reported for the same period in 2005. Noninterest income was down from last quarter primarily because of lower income from our brokerage and investment services division. Noninterest income was up from the same period in 2005 primarily because of growth in our clearing and cash management business with correspondent banks.

Noninterest expense for the third quarter of 2006 was $4.16 million which was down slightly from the $4.18 million reported for the second quarter of 2006 and up $619,228 or 17.5% from the $3.54 million reported for the same period in 2005. Noninterest expense was higher than last year primarily due to increases related to the continued expansion of our correspondent banking markets and services, higher internet advertising costs, and costs related to technology investments made during the second half of 2005.

The efficiency ratio was 58.60% for the third quarter of 2006 which was improved from the 62.42% reported for the second quarter of 2006 and the 60.88% reported for the same period in 2005. The efficiency ratio was lower in the third quarter of 2006 primarily because strong growth in net interest income and a slower pace of growth in overhead.

Credit quality continues to be strong. There were no nonperforming loans at September 30, 2006 compared with $64,570 or 0.01% of total loans at September 30, 2005. Nonperforming assets were $1.5 million or 0.18% of total assets at September 30, 2006 compared with $1.7 million or 0.24% of total assets at September 30, 2005. Annualized net charge-offs were 0.15% of average loans during the nine months of 2006 compared with 0.07% for the same period in 2005. The allowance for loan losses was 1.26% of total loans at September 30, 2006 and 1.25% of total loans at September 30, 2005.

Nexity’s total risk-based capital, tier 1 risk-based capital, and leverage ratios at September 30, 2006 were 11.79%, 10.79%, and 9.35%, respectively, compared with 13.73%, 12.72%, and 10.81%, respectively, at September 30, 2005. On March 3, 2006, Nexity announced a stock repurchase program to acquire up to 400,000 shares, or approximately 4.6% of the total common shares outstanding at that time. Nexity has repurchased 365,950 shares or approximately 4.2% of total common shares outstanding at that time.

Conference Call / Webcast Information

Nexity Financial Corporation will host a conference call on Tuesday, October 31 at 10:00 AM Eastern Daylight Time (EDT) to discuss the third quarter 2006 results. Additional material information, including forward-looking statements such as trends and projections, may be discussed during the presentation. To participate in the conference call or webcast, please follow the instructions listed below.

Webcast:	Live via the Internet and Windows Media Player
http://www.nexitybank.com/ then to the Investor Relations
section, to conference in via the web
Then click on "Third Quarter 2006 Earnings Release
Conference Call.” The Webcast access will be “listen only”.

Webcast URL: http://www.vcall.com/IC/CEPage.asp?ID=109892

Live via telephone to conference in via telephone

            1-877-407-8033 (U.S. and Canada)
            (201) 689-8033 (International)

About Nexity Financial Corporation

Nexity Financial Corporation is an $853 million commercial bank offering deposit products nationwide consisting of money markets, checking accounts and online access. Nexity generates the majority of its income through wholesale correspondent banking activities. Nexity is headquartered in Birmingham, Alabama. Customer Service Representatives can be reached at 1-877-738-6391. To learn more about Nexity Bank please visit www.nexitybank.com.

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Nexity Financial Corporation notes that any statements in this press release and elsewhere that are not historical facts are “forward-looking statements.” The words “expect”, “anticipate”, “intend”, “consider”, “plan”, “believe”, “seek”, ”should”, “estimate” and similar expressions are intended to identify such forward-looking statements, but other statements may constitute forward-looking statements. The forward-looking statements involve risks and uncertainties that may cause Nexity’s actual results of operations to differ materially from expected results. For a discussion of such risks and uncertainties, see Nexity’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as well as its other filings with the U.S. Securities and Exchange Commission. Nexity assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments.

Nexity Financial Corporation
Financial Summary (Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
Income Statement Data	2006	2005	Percent Change	2006	2005	Percent Change

Interest income	$15,268,060	$10,935,126	39.6%	$$42,493,589	$28,776,223	47.7%
Interest expense	8,548,482	5,479,716	56.0	23,374,618	13,995,348	67.0

Net interest income	6,719,578	5,455,410	23.2	19,118,971	14,780,875	29.3
Provision for loan losses	420,000	545,000	(22.9)	1,175,000	1,290,000	(8.9)

Net interest income after
provision for loan losses	6,299,578	4,910,410	28.3	17,943,971	13,490,875	33.0
Net gains on sales of securities	0	0	0.0	250,665	468,351	(46.5)
Noninterest income	377,931	359,556	5.1	1,224,461	1,055,268	16.0
Noninterest expense	4,159,487	3,540,259	17.5	12,318,658	10,080,834	22.2

Income before income taxes	2,518,022	1,729,707	45.6	7,100,439	4,933,660	43.9
Applicable income tax expense	908,984	649,234	40.0	2,620,260	1,568,056	67.1
Net income	$1,609,038	$1,080,473	48.9%	$4,480,179	$$3,365,604	33.1%

Reconciliation of Non-GAAP measures to GAAP:
Net income	$1,609,038	$1,080,473	48.9%	$4,480,179	$3,365,604	33.1%
Non-recurring (income) expense (after-tax) (1)	0	0	0.0	(155,728)	(293,952)	47.0
Operating income	$1,609,038	$$1,080,473	48.9%	$4,324,451	$3,071,652	40.8%

Net income per share - basic	$0.19	$0.15	25.0	$0.52	$0.48	8.8
Net income per share - diluted	$0.18	$0.14	27.7	$0.49	$0.44	11.0

Operating income per share - basic	$0.19	$0.15	25.0	$0.51	$0.44	15.0
Operating income per share - diluted	$0.18	$0.14	27.7	$0.48	$0.40	17.4

Weighted average shares outstanding - basic	8,383,025	7,037,434	19.1	8,541,260	6,979,039	22.4
Weighted average shares outstanding - diluted	8,922,780	7,649,393	16.6	9,096,873	7,585,590	19.9

Performance Ratios
(Annualized *)
Return on average assets *	0.79%	0.61%	28.9%	0.75%	0.68%	9.7%
Return on average stockholders' equity *	10.50	10.70	(1.8)	9.66	12.16	(20.6)
Net yield on average interest-earning
assets (tax equivalent) *	3.32	3.15	5.5	3.25	3.06	6.2
Efficiency ratio	58.60	60.88	(3.7)	60.55	63.66	(4.9)

Selected Average Balances
(In thousands)
Total assets	$811,847	$702,437	15.6%	$797,567	$$657,423	21.3%
Interest-earning assets	801,888	688,857	16.4	786,925	646,096	21.8
Loans-net of unearned income	544,885	470,106	15.9	533,890	423,985	25.9
Investment securities	235,748	203,222	16.0	225,842	202,666	11.4
Deposits	625,493	533,926	17.1	608,840	498,202	22.2
Noninterest-bearing deposits	6,114	4,347	40.6	4,954	4,196	18.1
Interest-bearing deposits	619,379	529,579	17.0	603,886	494,006	22.2
Interest-bearing liabilities	734,856	650,817	12.9	722,149	610,819	18.2
Stockholders' equity	60,805	40,081	51.7	61,981	36,991	67.6

(1) Non-recurring income is gains on sales of investment securities.

Nexity Financial Corporation
Financial Summary (Unaudited)

Selected Financial Data
at Period-End
(In thousands)	September 30,		Percent
	2006	2005	Change

Total assets	$853,167	$$734,731	16.1%
Interest-earning assets	836,921	721,753	16.0
Loans-net of unearned income	557,725	478,222	16.6
Allowance for loan losses	7,049	5,980	17.9
Investment securities	235,021	202,154	16.3
Deposits	635,215	547,859	15.9
Stockholders' equity	63,204	63,484	(0.4)

Average loans to average deposits	87.69%	85.10%	3.0%
Total loans to interest-earning assets	66.64	66.26	0.6

Average stockholders' equity to average assets	7.77	5.63	38.1
Tier 1 capital to average assets (Leverage ratio)	9.35	10.81	(13.5)
Risk-based capital ratios:
Tier 1 capital	10.79	12.72	(15.2)
Total capital	11.79	13.73	(14.1)
Book value per common share	$7.56	$7.29	3.7
Tangible book value per common share	$7.45	$7.18	3.7
Total common shares outstanding	8,358,605	8,709,091	(4.0)

Credit Quality Data

Nonperforming assets	$1,500,000	$1,726,660	(13.1)%
Nonperforming loans	0	64,570	(100.0)
Net charge-offs	592,287	222,171	166.6
Nonperforming assets to total assets	0.18%	0.24%	(25.2)
Annualized net charge-offs to average total loans (YTD)
Allowance for loan losses to total loans	1.26	1.25	1.1
Allowance for loan losses to nonperforming loans	NM	9,260.72	NM

NM - not meaningful

Nexity Financial Corporation
Financial Summary (Unaudited)

Consolidated Balance Sheets
(In thousands)	9/30/06	6/30/06	3/31/06	12/31/05	9/30/05
ASSETS
Cash and due from banks	$4,237	$3,496	$3,501	$2,222	$3,019
Interest-bearing deposits in other banks	925	1,223	2,271	2,593	3,330
Federal funds sold	43,250	55,083	40,554	43,509	38,447
Investment securities available-for-sale, at fair value	235,021	223,850	217,362	209,018	202,154

Loans, net of unearned income	557,725	536,096	527,861	515,573	478,222
Allowance for loan losses	(7,049)	(6,716)	(6,902)	(6,467)	(5,980)
Net loans	550,676	529,380	520,959	509,106	472,242

Premises and equipment, net	1,047	1,113	1,146	1,207	1,120
Deferred tax asset	4,011	6,134	4,589	3,775	2,306
Intangible assets	911	911	911	911	911
Other assets	13,089	12,794	12,574	12,338	11,202
Total assets	$853,167	$833,984	$803,867	$784,679	$734,731

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Demand Deposits	$7,378	$8,251	$4,503	$4,301	$3,433
NOW and money market accounts	214,776	246,495	233,081	249,906	240,999
Time deposits $100,000 and over	141,762	120,030	120,676	111,814	94,237
Other time and savings deposits	271,299	253,780	250,529	230,649	209,190
Total deposits	635,215	628,556	608,789	596,670	547,859

Federal funds purchased and securities
sold under agreements to repurchase	32,000	25,000	1,903	560	555
Long-term borrowings	100,000	100,000	110,000	105,000	105,000
Subordinated debentures	12,372	12,372	12,372	12,372	12,372
Accrued expenses and other liabilities	10,376	8,661	7,534	6,805	5,461
Total liabilities	789,963	774,589	740,598	721,407	671,247

Stockholders' Equity:
Preferred stock	0	0	0	0	0
Common stock	87	87	87	87	87
Surplus	62,059	62,042	62,021	61,905	62,379
Retained earnings	7,824	6,215	4,651	3,344	2,168
Accumulated other comprehensive loss	(2,206)	(6,111)	(3,394)	(2,064)	(1,150)
Less: Treasury stock	(4,560)	(2,838)	(96)	0	0
Total stockholders' equity	63,204	59,395	63,269	63,272	63,484
Total liabilities and stockholders' equity	$853,167	$833,984	$803,867	$784,679	$734,731

Nexity Financial Corporation
Financial Summary (Unaudited)

Income Statement Data	9/30/06	6/30/06	3/31/06	12/31/05	9/30/05
Interest income	$15,268,060	$$14,169,852	$13,055,677	$$12,362,413	$10,935,126
Interest expense	8,548,482	7,935,443	6,890,693	6,268,728	5,479,716

Net interest income	6,719,578	6,234,409	6,164,984	6,093,685	5,455,410
Provision for loan losses	420,000	285,000	470,000	580,000	545,000

Net interest income after provision for loan losses	6,299,578	5,949,409	5,694,984	5,513,685	4,910,410
Net gains on sales of securities	0	250,665	0	0	0
Noninterest income	377,931	457,998	388,532	381,175	359,556
Noninterest expense	4,159,487	4,177,607	3,981,564	4,042,129	3,540,259

Income before income taxes	2,518,022	2,480,465	2,101,952	1,852,731	1,729,707
Applicable income tax expense	908,984	916,276	795,000	677,024	649,234
Net income	$1,609,038	$1,564,189	$1,306,952	$$1,175,707	$1,080,473

Reconciliation of Non-GAAP measures to GAAP:
Net income	$1,609,038	$1,564,189	$1,306,952	$$1,175,707	$1,080,473
Non-recurring (income) expense (after-tax) (1)	0	(155,728)	0	0	0
Operating income	$1,609,038	$1,408,461	$1,306,952	$$1,175,707	$1,080,473

Net income per share - basic	$0.19	$0.18	$0.15	$0.13	$0.15
Net income per share - diluted	$0.18	$0.17	$0.14	$0.13	$0.14

Operating income per share - basic	$0.19	$0.17	$0.15	$0.13	$0.15
Operating income per share - diluted	$0.18	$0.16	$0.14	$0.13	$0.14

Weighted average shares outstanding - basic	8,383,025	8,529,986	8,714,408	8,709,626	7,037,434
Weighted average shares outstanding - diluted	8,922,780	9,085,301	9,286,534	9,300,260	7,650,291

Performance Ratios
(Annualized *)
Return on average assets *	0.79%	0.78%	0.68%	0.63%	0.61%
Return on average stockholders' equity *	10.50	10.26	8.28	7.31	10.70
Net yield on average interest-earning assets (tax equivalent) *	3.32	3.14	3.28	3.30	3.15
Efficiency ratio	58.60	62.42	60.75	62.43	60.88

(1) Non-recurring income is gains on sales of investment securities.

Nexity Financial Corporation
Financial Summary (Unaudited)

Summary of Capital and
Capital Ratios	9/30/06	6/30/06	3/31/06	12/31/05	9/30/05

Regulatory Capital (In thousands)
Tier 1 Capital	$76,499	$76,596	$77,753	$76,425	$75,723
Tier 2 Capital	7,049	6,716	6,902	6,467	5,980
Total risk-based capital	83,548	83,312	84,655	82,892	81,703
Total risk-weighted assets	708,798	688,716	680,314	649,436	595,253

Capital Ratios
Total risk-based capital	11.79%	12.10%	12.44%	12.76%	13.73%
Tier 1 risk-based capital	10.79	11.12	11.43	11.77	12.72
Leverage ratio	9.35	9.44	10.01	10.24	10.81

Book value per common share	$7.56	$6.99	$7.26	$7.26	$7.29
Tangible book value per common share	$7.45	$6.88	$7.15	$7.16	$7.18
Total common shares outstanding	8,358,605	8,499,055	8,716,425	8,711,175	8,709,091

Credit Quality Data
Nonperforming assets	$1,500,000	$1,549,000	$4,150,356	$4,151,025	$1,726,660
Nonperforming loans	0	49,000	2,650,356	2,651,025	64,570
Net charge-offs	86,496	471,170	34,622	92,934	128,644

Nonperforming loans to total loans	0.00%	0.01%	0.50%	0.51%	0.01%
Nonperforming assets to total assets	0.18	0.19	0.52	0.53	0.24

Annualized net charge-offs to average total loans (QTD)	0.06	0.36	0.03	0.07	0.11
Allowance for loan losses to total loans	1.26	1.25	1.31	1.25	1.25
Allowance for loan losses to nonperforming loans	NM	13,705.96	260.42	243.93	9,260.72

NM - not meaningful

Nexity Financial Corporation
Financial Summary (Unaudited)

Comparative Average Balance Sheets
- Yields and Costs			Three Months Ended
		9/30/06			6/30/06			3/31/06
	Average	Revenue/	Yield/	Average	Revenue/	Yield/	Average	Revenue/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:
Loans (1)	$544,885,401	$12,060,788	8.78%	$532,035,576	$11,016,654	8.31%	$524,524,074	$10,283,980	7.95%
Investment securities, taxable (2)	235,748,425	2,896,285	4.87	228,670,316	2,694,469	4.71	212,855,033	2,475,540	4.65
Interest-bearing balances
due from banks	1,982,131	52,074	10.42	2,435,088	53,457	8.81	2,534,098	38,023	6.09
Trading securities	120,759	1,649	5.42	697,522	13,177	7.58	200,944	2,089	4.22
Federal funds sold and securities
purchased under agreements to resell	19,151,264	257,264	5.33	32,002,269	392,095	4.91	22,499,440	256,045	4.62
Total interest-earning assets	801,887,980	15,268,060	7.55%	795,840,771	14,169,852	7.14%	762,613,589	13,055,677	6.94%

Noninterest-earning assets:
Cash and due from banks	4,654,058			3,877,515			3,858,425
Premises and equipment	1,098,626			1,156,918			1,184,559
Other, less allowance for loan losses	4,206,122			5,208,378			6,701,360
Total noninterest-earning assets	9,958,806			10,242,811			11,744,344

TOTAL ASSETS	$811,846,786			$806,083,582			$774,357,933

Interest-bearing liabilities:
Interest-bearing deposits:
Interest checking	$3,873,462	11,889	1.22%	$4,337,981	13,045	1.21%	$4,293,168	12,866	1.22%
Savings	334,764	1,042	1.23	430,475	1,283	1.20	365,865	1,108	1.23
Money market	220,117,610	2,461,386	4.44	233,878,765	2,448,636	4.20	225,043,672	2,118,464	3.82
Time deposits	395,052,910	4,791,193	4.81	373,808,461	4,202,737	4.51	349,682,553	3,549,494	4.12
Total interest-bearing deposits	619,378,746	7,265,510	4.65	612,455,682	6,665,701	4.37	579,385,258	5,681,932	3.98
Federal funds purchased and securities
sold under agreements to repurchase	3,105,474	41,386	5.29	1,862,791	22,646	4.88	1,810,345	20,182	4.52
Long-term debt	100,000,000	979,128	3.88	105,494,506	1,001,121	3.80	105,444,444	959,490	3.64
Subordinated debentures	12,372,000	262,458	8.42	12,372,000	245,975	7.97	12,372,000	229,089	7.51
Total interest-bearing liabilities	734,856,220	8,548,482	4.62%	732,184,979	7,935,443	4.35%	699,012,047	6,890,693	4.00%

Noninterest-bearing liabilities:
Demand deposits	6,114,546			4,929,362			3,791,347
Other liabilities	10,070,522			7,819,484			7,530,697
Total noninterest-bearing liabilities	16,185,068			12,748,846			11,322,044
Stockholders' equity	60,805,498			61,149,757			64,023,842

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$811,846,786			$806,083,582			$774,357,933

Net interest income		$6,719,578			$6,234,409			$6,164,984

Interest income/earning assets			7.55%			7.14%			6.94%
Interest expense/earning assets			4.23			4.00			3.66

Net interest income/earning assets			3.32%			3.14%			3.28%

(1) Average loan balances are stated net of unearned income and include nonaccrual loans.
(2) The weighted average yields on securities are calculated on the basis of the yield to maturity based on the book value of each security.

Nexity Financial Corporation
Financial Summary (Unaudited)

Comparative Average Balance Sheets
- Yields and Costs	Three Months Ended
		12/31/05			9/30/05
	Average	Revenue/	Yield/	Average	Revenue/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:
Loans (1)	$503,939,978	$9,727,025	7.66%	$470,106,189	$8,460,765	7.14%
Investment securities, taxable (2)	202,489,492	2,329,066	4.56	203,222,301	2,325,952	4.58
Interest-bearing balances
due from banks	3,024,472	47,817	6.27	3,176,961	34,811	4.35
Trading securities	0	0	0.00	0	0	0.00
Federal funds sold and securities
purchased under agreements to resell	24,109,466	258,505	4.25	12,351,544	113,598	3.65
Total interest-earning assets	733,563,408	12,362,413	6.69%	688,856,995	10,935,126	6.31%

Noninterest-earning assets:
Cash and due from banks	4,056,607			2,929,460
Premises and equipment	1,127,966			1,118,125
Other, less allowance for loan losses	6,941,755			9,531,931
Total noninterest-earning assets	12,126,328			13,579,516

TOTAL ASSETS	$745,689,736			$702,436,511

Interest-bearing liabilities:
Interest-bearing deposits:
Interest checking	$4,563,776	12,811	1.11%	$3,800,191	8,253	0.86%
Savings	401,216	1,250	1.24	459,942	1,433	1.24
Money market	236,604,659	2,134,191	3.58	238,046,932	1,909,614	3.18
Time deposits	310,536,210	2,960,234	3.78	287,271,827	2,433,214	3.36
Total interest-bearing deposits	552,105,861	5,108,486	3.67	529,578,892	4,352,514	3.26
Federal funds purchased and securities
sold under agreements to repurchase	1,986,809	19,816	3.96	4,202,609	35,706	3.37
Long-term debt	105,000,000	920,577	3.48	104,663,043	888,578	3.40
Subordinated debentures	12,372,000	219,849	7.05	12,372,000	202,918	6.51
Total interest-bearing liabilities	671,464,670	6,268,728	3.70%	650,816,544	5,479,716	3.34%

Noninterest-bearing liabilities:
Demand deposits	4,360,172			4,347,057
Other liabilities	6,017,108			7,192,277
Total noninterest-bearing liabilities	10,377,280			11,539,334
Stockholders' equity	63,847,786			40,080,633

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$745,689,736			$702,436,511

Net interest income		$6,093,685			$5,455,410

Interest income/earning assets			6.69%			6.31%
Interest expense/earning assets			3.39			3.16

Net interest income/earning assets			3.30%			3.15%

(1) Average loan balances are stated net of unearned income and include nonaccrual loans.
(2) The weighted average yields on securities are calculated on the basis of the yield to maturity based on the book value of each security.